SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
 (AMENDMENT NO. __)

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Eagle Series Trust
Registration Nos. 811-07470 and 033-57986
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Dear Valued Shareholder,
I’m writing to request your participation in our Special Meeting and voting your account.  As one of our top account holders, your vote holds increased significance. Without the help of shareholders such as yourself, we will not be able to achieve quorum for the Special meeting of Shareholders which is fast approaching on November 16th.
Please review the attached ballot and let your voice be heard by voting on these important proposals.
Please vote today to help us reach passage on these important proposals. Voting instructions are located on your enclosed proxy ballot.
Sincerely,
J. Cooper Abbott
President, Eagle Family of Funds